SECURITIES & EXCHANGE COMMISSION

                        WASHINGTON, D.C.

                            FORM 8-K


                         CURRENT REPORT
             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

               Date of Report:  October 8, 2004


                 VILLAGE SUPER MARKET, INC.
   (Exact name of Registrant as specified in its charter)

New Jersey                       0-2633          22-1576170
(State or Other jurisdiction    (Commission      I.R.S. Employer
 of incorporation)               File Number)    Identification No.)

                   733 Mountain Avenue
              Springfield, New Jersey 07081
         (Address of principal executive offices)

    Registrant's telephone number, including area code:
                     (973) 467-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction
A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 9.01.  Financial Statements and Exhibits

Exhibit No.              Description
   99.1                    Press release issued by the
                           registrant, dated October 8, 2004



SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              VILLAGE SUPER MARKET, INC.


                              By:  s/s Kevin Begley
                              Name:    Kevin Begley
                              Title:   Chief Financial Officer

Exhibit 99.1

                       VILLAGE SUPER MARKET, INC.
      REPORTS RECORD RESULTS FOR THE FOURTH QUARTER AND YEAR ENDED
                             JULY 31, 2004

Contact:        Kevin Begley, C.F.O.
                (973) 467-2200 - Ext. 220
                kevin.begley@wakefern.com

     Springfield, New Jersey - October 8, 2004 - Village Super Market, Inc. (NSD-VLGEA) today reported record net income and sales for the fourth quarter and year ended July 31, 2004.

     Net income was $4,349,000 ($1.37 per diluted share) in the fourth quarter of fiscal 2004, an increase of 60% from the fourth quarter of the prior year. The fourth quarter of fiscal 2004 contains 14 weeks compared to 13 weeks in the prior year. Net income in the fourth quarter increased primarily due to strong same store sales growth, a higher gross profit percentage and a lower operating and administrative expense percentage.

     Sales were $259,173,000 in the fourth quarter of fiscal 2004, an increase of 12.4% from the fourth quarter of the prior year. Excluding the additional sales week, same store sales increased 4.9%. Sales increased due to higher sales in recently remodeled stores, increased inflation and increased sales in two stores opened in fiscal 2002. There were no store openings or store closings in fiscal 2004.

     Gross profit increased to 25.6% of sales in the fourth quarter of fiscal 2004 compared to 25.3% in the fourth quarter of the prior year due to lower promotional spending, reduced warehousing and related charges from Wakefern, a higher estimate of patronage dividends and improved product mix. Operating and administrative expenses decreased to 21.5% of sales in the fourth quarter compared to 22.0% in the fourth quarter of the prior year due to the leverage provided by the additional sales week and lower payroll. These improvements were offset by increased fringe benefit and utility charges.

     Net income for the fiscal year was $13,263,000 ($4.20 per diluted share), an increase of 19% from the prior year. Results for fiscal 2003 included $967,000 (after-tax) of income received from two partnerships. Excluding the income received from these partnerships in fiscal 2003, net income for fiscal 2004 would have increased 31% from fiscal 2003. Sales in fiscal 2004 were $957,647,000, an increase of 6.1% from the prior year. Excluding the additional sales week in fiscal 2004, same store sales increased 4.2%.

     Village Super Market operates a chain of 23 supermarkets under the Shop Rite name in New Jersey and eastern Pennsylvania.

     All statements, other than statements of historical fact, included in this Press Release are or may be considered forward-looking statements within the meaning of federal securities law. The Company cautions the reader that there is no assurance that actual results or business conditions will not differ materially from future results, whether expressed, suggested or implied by such forward-looking statements. The Company undertakes no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof. The following are among the principal factors that could cause actual results to differ from the forward-looking statements: local economic conditions; competitive pressures from the Company's operating environment; the ability of the Company to maintain and improve its sales and margins; the ability to attract and retain qualified associates; the availability of new store locations; the availability of capital; the liquidity of the Company on a cash flow basis; the success of operating initiatives; consumer spending patterns; increased cost of goods sold, including increased costs from the Company's principal supplier, Wakefern; results of ongoing litigation; the results of union contract negotiations; competitive store openings; the rate of return on pension assets; and other factors detailed herein and in the Company's filings with the SEC.


                       VILLAGE SUPER MARKET, INC.
                CONSOLIDATED CONDENSED STATEMENTS OF INCOME
              (Dollars in Thousands Except Per Share Amounts)


                        14 Wks. Ended    13 Wks. Ended     53 Wks. Ended      52 Wks.Ended
                        July 31, 2004    July 26, 2003     July 31, 2004      July 26, 2003

Sales                    $  259,173        $  230,521        $  957,647        $  902,420

Cost of sales               192,861           172,250           713,375           677,056
                          ---------         ---------         ---------         ---------
Gross profit                 66,312            58,271           244,272           225,364

Operating and
 administrative
 expense                     55,760            50,625           209,842           196,273

Depreciation and
 amortization                 2,628             2,239             9,495	            8,929
                          ---------         ---------         ---------         ---------
Operating income              7,924             5,407            24,935            20,162

Income from
  partnerships                  --                --                --              1,639

Interest expense, net           485               661             2,192             2,982
                          ---------         ---------         ---------         ---------
Income before
 income taxes                 7,439             4,746            22,743            18,819

Income taxes                  3,090             2,033             9,480             7,719
                          ---------         ---------         ---------         ---------

Net income               $    4,349        $    2,713        $   13,263        $   11,100
                          =========         =========         =========         =========
Net income
 per share:

  Basic                  $     1.39        $      .88        $     4.26        $     3.60
  Diluted                $     1.37        $      .87        $     4.20        $     3.54

Gross profit as a
 % of sales                    25.6%             25.3%             25.5%             25.0%

Operating and admin.
 expense as a
 % of sales                    21.5%             22.0%             21.9%             21.7%
